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                    CONSENT OF INDEPENDENT ACCOUNTANTS



    We consent to the incorporation by reference in this registration statement of Boston Edison Holdings on Form S-4 of our report dated January 25, 1996, on our audits of the consolidated financial statements of Boston Edison Company as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, which report is included in the Annual Report on Form 10-K of Boston Edison Company for the year ended December 31, 1995.

                                         /s/ Coopers & Lybrand L.L.P.
                                             COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
March 14, 1997